UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01, Item 2.01 and Item 9.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Portfolio of 7 Hotels

On December 14, 2007, we caused our wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into a series of purchase contracts for the potential purchase of seven hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price
Rogers, Arkansas	Fairfield Inn & Suites	FIS Rogers, LLC	99	$8,000,466

Rogers, Arkansas	Residence Inn	RRI, LLC	88	10,770,021

Springdale, Arkansas	Residence Inn	WB Hotels, LLC	72	5,605,885

Wichita, Kansas	Courtyard	BW Hotels, LLC	90	8,272,964

Fayetteville, North Carolina	Residence Inn	Skibo Lodging, LLC	92	12,201,197

Texarkana, Texas	Courtyard	Texarkana Lodging, Limited Partnership	90	11,892,028

Texarkana, Texas	TownePlace Suites	Texarkana Lodging #2, Limited Partnership	85	9,057,439

TOTAL			616	$65,800,000

Note:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The initial deposit for each hotel was $200,000. The initial deposits are refundable to our purchasing subsidiary upon its election to terminate a purchase contract during the “review period,” which expires on January 28, 2008. In the event our purchasing subsidiary does not elect to terminate a purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $200,000 for each hotel.

The initial deposits under the purchase contracts were funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under each purchase contract (other than the assumed debt described below) would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

The purchase contract for the hotel in Fayetteville, North Carolina contemplates that our purchasing subsidiary would assume an existing loan secured by the hotel. The original principal balance is $7.3 million. The loan matures on November 11, 2011.

Under each purchase contract all existing franchise agreements and management agreements for the applicable hotel will be terminated if a closing occurs. It is expected that one of our subsidiaries will enter into new franchise and management agreements on terms that are acceptable to our subsidiary.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the purchase contract. If our purchasing subsidiary terminates a purchase contract before closing and after the review period, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; the defeasance of any existing loans, which cost will increase the purchase price for the hotel; and termination of existing franchise and management agreements. If any of the closing conditions under a purchase contract is not satisfied by the sellers, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all the hotels.

Iowa and Louisiana Hotels

In addition, on December 14, 2007, we caused our wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into two purchase contracts for the potential purchase of two hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase either of these hotels. The table below describes the two hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price

Urbandale, Iowa	Hampton Inn & Suites	Viking Fund Urbandale, LLC	124	$13,640,000

Baton Rouge, Louisiana	SpringHill Suites	Viking Fund Baton Rouge (LA), LLC	119	15,100,000

TOTAL			243	$28,740,000

Notes:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The sellers do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The initial deposit under the purchase contracts for the hotels in Iowa and Louisiana was $100,000 per hotel. The initial deposits are refundable to our purchasing subsidiary upon its election to terminate a purchase contract during its “review period.” The review period under the purchase contracts for the hotels in Iowa and Louisiana expires on January 13, 2008. In the event our purchasing subsidiary does not elect to terminate a purchase contract during the review period, no additional deposits are required under the purchase contracts for the hotels.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates a purchase contract before closing and after the review period, and the termination is not based on the sellers’ failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contracts, the deposits will be credited toward the purchase price.

The initial deposits under the purchase contracts were funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the purchase price under each purchase contract would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

Under each purchase contract all existing franchise agreements and management agreements for the hotel will be terminated if a closing occurs. It is expected that one of our subsidiaries will enter into new franchise agreements and management agreements on terms that are acceptable to our subsidiary.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under each purchase contract; the completion of construction of the hotels; all third party consents having been obtained; and termination of existing franchise and management agreements. If any of the closing conditions under a purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the applicable deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire one or both of the hotels.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Tennessee Hotel

On December 14, 2007, our indirect wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., closed on the purchase of a hotel located in Chattanooga, Tennessee. The hotel acquired by our purchasing subsidiary is a Homewood Suites® containing 76 guest rooms. The purchase price for the hotel was $8,600,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract and other related contracts.

The purchase price for the hotel was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the purchase contract and the hotel is set forth in our Form 8-K dated September 26, 2007 and filed with the Securities and Exchange Commission on September 28, 2007, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

a.	Financial statements of business acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

December 18, 2007